EXHIBIT 99(h)(3)


                              TAMARACK FUNDS TRUST
                           a Delaware Statutory Trust
                       100 South Fifth Street, Suite 2300
                          Minneapolis, Minnesota 55402

BISYS Fund Services Ohio, Inc.
BISYS Fund Services Limited Partnership
BISYS Plan Services, L.P.
3435 Stelzer Road
Columbus, Ohio 43219

         RE:  ASSIGNMENT AND ASSUMPTION OF SERVICE AGREEMENTS
              -----------------------------------------------

Ladies and Gentlemen:

         Effective April 16, 2004, the investment companies listed on Exhibit A ("Predecessor Funds"), which have entered into the service agreements listed on Exhibit A with BISYS Fund Services Ohio, Inc. or its affiliates ("BISYS"), will be reorganized as series ("Successor Funds") of Tamarack Funds Trust, a Delaware Statutory Trust ("Trust"). The Predecessor Funds hereby assign and the Trust adopts and assumes each of the agreements listed on Exhibit A (the "Agreements") so that each such agreement with a Predecessor Fund shall continue in full force and effect with respect to the respective Successor Fund indicated on Exhibit A.

         Also effective April 16, 2004, Voyageur Asset Management Inc. ("Voyageur") will become Administrator for each of the investment companies listed on Exhibit B for which Jones & Babson, Inc. ("Jones & Babson") was previously the Administrator. Jones & Babson hereby assigns and Voyageur hereby adopts and assumes the rights and responsibilities of Jones & Babson, Inc. under the Sub-Administration Agreement with BISYS listed on Exhibit B (also included in the defined term "Agreement" where applicable).

         Each Predecessor Fund, and each of Voyageur, Jones & Babson, and the Trust represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction of its formation and qualified to do business in any jurisdiction where its activities so require. Each Predecessor Fund and Jones & Babson, severally, represent and warrant, that the assignment of the relevant Agreement(s) has been duly authorized by it. Each of the Trust and Voyageur represents and warrants that the adoption and assumption of the relevant Agreement(s) has been duly authorized by it and when this Assignment and Assumption is effective such Agreement(s) will constitute legal, valid and binding obligation(s) of the Trust or Voyageur, as the case may be, enforceable against it in accordance with the terms of such Agreement(s), subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties. In addition, each of the Trust and Voyageur assumes and agrees to pay when due and to perform and be liable for all of the obligations and responsibilities of each Predecessor Fund or Jones & Babson, as the case may be, under the relevant Agreement(s) it adopts and assumes hereunder, whether arising


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before or after the effective date of this Assignment and Assumption. The Trust represents and warrants that (a) as of the close of business on the effective date of this Assignment and Assumption, each Successor Fund will have authorized unlimited shares, and (b) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury.

         Please acknowledge the Trust's adoption and assumption of these service agreements by countersigning this letter where indicated below.

         The adoption and assumption with respect to the agreements listed in Exhibit A shall be effective as of the later of (i) April 16, 2004, or (ii) the date on which this letter (including counterparts) has been signed by an officer of the Trust and of each Predecessor Fund and acknowledged on behalf of BISYS by a properly authorized person. The adoption and assumption with respect to the agreements listed in Exhibit B shall be effective as of April 16, 2004, provided this letter (including counterparts) has been signed by an officer of Jones & Babson, Inc. and of Voyageur Asset Management Inc. and acknowledged on behalf of BISYS by a properly authorized person.

Sincerely,

Tamarack Funds Trust                            RBC Funds, Inc.

By: ________________________                    By: _________________________
Name: ______________________                    Name: _______________________
Title: _____________________                    Title: ______________________

Babson Enterprise Fund, Inc.                    Babson Enterprise II Fund, Inc.

By: ________________________                    By: _________________________
Name: ______________________                    Name: _______________________
Title: _____________________                    Title: ______________________

Babson Value Fund, Inc.                         Shadow Stock Fund, Inc.

By: ________________________                    By: _________________________
Name: ______________________                    Name: _______________________
Title: _____________________                    Title: ______________________

D.L. Babson Tax-Free Income Fund, Inc.          J&B Fund, Inc.

By: ________________________                    By: _________________________
Name: ______________________                    Name: _______________________
Title: _____________________                    Title: ______________________

Great Hall Investment Funds, Inc.               Jones & Babson, Inc.

By: ________________________                    By: _________________________
Name: ______________________                    Name: _______________________
Title: _____________________                    Title: ______________________

Voyageur Asset Management Inc.

By: ________________________
Name: ______________________
Title: _____________________



Acknowledged on behalf of BISYS Fund Services Ohio, Inc.:


By: ________________________
Name:
Title:


Acknowledged on behalf of BISYS Fund Services Limited Partnership:


By: ________________________
Name:
Title:


Acknowledged on behalf of BISYS Plan Service, L.P.:


By: _________________________
Name:
Title:

                                    EXHIBIT A

                   LIST OF FUNDS AND FUND AGREEMENTS BISYS
                   ---------------------------------------

PREDECESSOR FUND                          SUCCESSOR FUND
----------------                          --------------

RBC FUNDS, INC.
---------------
Large Cap Equity Fund                     Large Cap Equity Fund
Mid Cap Equity Fund                       Mid Cap Equity Fund
Small Cap Equity Fund                     Small Cap Equity Fund
Government Income Fund                    Government Income Fund
Quality Income Fund                       Quality Fixed Income Fund
North Carolina Tax-Free Bond Fund         North Carolina Tax-Free Bond Fund

BABSON ENTERPRISE FUND, INC.              Enterprise Fund
----------------------------

BABSON ENTERPRISE FUND II, INC.           Enterprise Small Cap Fund
-------------------------------

SHADOW STOCK FUND, INC.                   Microcap Value Fund
-----------------------

BABSON VALUE FUND, INC.                   Value Fund
-----------------------

D.L. BABSON TAX-FREE INCOME FUND, INC.    Tax-Free Income Fund
--------------------------------------

J&B FUNDS
---------
J&B Small-Cap International Fund          Small Cap International Fund

GREAT HALL INVESTMENT FUNDS, INC.
---------------------------------
Series A -
Prime Money Market Fund                   Prime Money Market Fund
Series B -
U.S. Government Money Market Fund         U.S. Government Money Market Fund
Series C -
Tax-Free Money Market Fund                Tax-Free Money Market Fund
Series F -
Institutional Prime Money Market Fund     Institutional Prime Money Market Fund
Series G -
Institutional Tax-Free Money Market       Institutional Tax-Free Money Market
Fund                                      Fund

AGREEMENTS
----------

Fund Accounting Agreement between BISYS Fund Services Ohio, Inc. and RBC Funds Inc. (f/k/a Centura Funds, Inc.) dated January 1, 1999, as amended.

Limited Agency Agreement for Qualified Plan Accounts among BISYS Fund Services Ohio, Inc., BISYS Plan Services, L.P. and RBC Funds Inc. (f/k/a Centura Funds, Inc.) dated February 28, 2001, as amended.

Fund Accounting Agreement between BISYS Fund Services, LP [SIC] and each of Babson Enterprise Fund, Inc., Babson Enterprise Fund II, Inc., David L. Babson Growth Fund, Inc., Shadow Stock Fund, Inc., Babson Value Fund, Inc., Babson-Stewart Ivory International Fund, Inc., D.L. Babson Bond Trust, D.L. Babson Money Market Fund, Inc., D.L. Babson Tax-Free Income Fund, Inc. and J&B Funds, dated May 30, 2003, as amended to add Great Hall Investment Funds Inc. as of July 31, 2003. (N.B., to the extent this Agreement applies to Investors Mark Series Fund, Inc. ("Investors Mark") it shall remain intact between BISYS and Investors Mark.)

Transfer Agency Agreement between BISYS Fund Services Ohio, Inc. and Great Hall Investment Funds Inc. dated July 31, 2003, as amended.




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                                    EXHIBIT B

                          SUB-ADMINISTRATION AGREEMENTS
                          -----------------------------


Sub-Administration Agreement between BISYS Fund Services Ohio, Inc. (N.B., to the extent this Agreement applies to Investors Mark Series Fund, Inc. ("Investors Mark") it shall remain intact between BISYS and Investors Mark.)

AFFECTED PREDECESSOR FUNDS                SUCCESSOR SERIES OF TAMARACK
--------------------------                ----------------------------

Babson Enterprise Fund, Inc.              Tamarack Enterprise Fund
Babson Enterprise II Fund, Inc.           Tamarack Enterprise Small Cap Fund
Shadow Stock Fund, Inc.                   Tamarack Microcap Value Fund
Babson Value Fund, Inc.                   Tamarack Value Fund
D.L. Babson Tax-Free Income Fund, Inc.    Tamarack Tax-Free Income Fund
J&B Funds, but only with regard to
    J&B Small Cap International Fund      Tamarack Small Cap International Fund